EXHIBIT 5.1

                                   HAROLD W. PAUL, LLC
                                     ATTORNEY AT LAW
                                   1465 POST ROAD EAST
                                    WESTPORT, CT 06880
                                      (203) 256-8005
                                   FAX: (203) 256-9294

                                                             November 7, 2005

Aquacell Water, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730

Gentlemen:

   Reference is made to the Registration Statement on Form 10-SB ("Registration Statement") filed by Aquacell Water, Inc. (the "Company") under the Securities Exchange Act of 1934, as amended ("Act"), with respect to an aggregate of 22,916,488 shares of common stock, par value $.001 per share ("Common Stock").

   We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

   Based upon the foregoing, it is our opinion pursuant to the Delaware General Corporation Law and case law interpreting those statutes that the shares of Common Stock outstanding as of the record date and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable and the shares of Common Stock underlying any warrants have been duly authorized and will be legally issued, fully paid and non-assessable.

   In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

   We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

                                                     Sincerely,

                                                 /s/ HAROLD W. PAUL, LLC
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/sl                                                  HAROLD W. PAUL, LLC